UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 5, 2025

VITASPRING BIOMEDICAL CO. LTD.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-216465 (Commission File number)	37-1836726 (IRS Employer Identification No.)

5225 Canyon Crest Drive, Suite 71-802, Riverside, CA 92507

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code. (949) 202-9235

400 Spectrum Center Drive, Suite 1620, Irvine, CA 92618

(Former name or former address, if changed since last report.)

Copies to:

Donald P. Hateley, Esq.

The Hateley Firm, APC

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660

Phone: (949) 438-1040

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VSBC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

On August 5, 2025, TAAD LLP (“TAAD”) resigned as our independent registered public accounting firm, effective immediately. TAAD’s resignation was provided in a written resignation letter dated August 5, 2025. TAAD had served as our independent registered public accounting firm since January 24, 2023.

The resignation was the result of new information brought to TAAD’s attention. TAAD has advised us that there are no outstanding invoices as of the resignation date, and that it will cooperate with our new accountants to facilitate a smooth transition.

During our two most recent fiscal years and any subsequent interim period through the date of resignation, there were (i) no disagreements with TAAD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to TAAD’s satisfaction, would have caused TAAD to make reference to the subject matter of such disagreements in its reports, and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided TAAD with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that TAAD furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of such letter is filed as an exhibit to this Current Report on Form 8-K.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 7, 2025, the following individuals resigned from all positions held with the Company, including as officers and/or directors, as applicable:

Mr. Lin Jer-Li

Mr. Chen YenXun

Mr. Chu Pao-Chi

Mr. Kao Cheng-Hsiang

The resignations were not the result of any disagreement with us on any matter relating to our operations, policies, or practices.

Effective the same date, the Board of Directors appointed Dr. Ssu-Chuan Lai, Ph.D., to serve as Chairperson of the Board, Chief Executive Officer, and Chief Financial Officer of the Company.

Dr. Lai holds a Ph.D. in Medical Science from Taipei Medical University, as well as M.S. and B.S. degrees in Physical Therapy from China Medical University and Tzu Chi University, respectively. She has over a decade of experience spanning biomedical research, clinical rehabilitation, and cell manufacturing operations.

Since 2023, Dr. Lai has served as Vice General Manager of the Cell Manufacturing Division at Biospring Medical Co., Ltd., where she led the setup and management of a 660+ m² GTP/GMP-compliant cell manufacturing center. In this role, she oversaw cross-functional teams, ensured compliance with GTP, GMP, and ISO 17025 standards, and facilitated the transition of research projects into scalable, manufacturing-ready pipelines.

Previously, Dr. Lai held positions as Senior Engineer in the same division and as a Ph.D. Research Assistant at Taipei Medical University, focusing on stem cell and tissue engineering research for translational projects. She also has clinical experience as a licensed physical therapist in Taiwan.

Dr. Lai has completed full training in ISO 17025 Quality Management, Good Manufacturing Practice (GMP), and Good Tissue Practice (GTP), and is recognized for her expertise in facility setup, regulatory-compliant manufacturing, and cross-department collaboration in the biotechnology sector.

ITEM 9.01. Financial Statements and Exhibits.

16.1	Letter from TAAD LLP, dated August 11, 2025, regarding change in certifying accountant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements, including statements regarding the potential outcome of ongoing legal proceedings against management unrelated to the Company. These statements are subject to risks and uncertainties that may cause actual results to differ materially. We undertake no obligation to update any forward-looking statements unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: August 11, 2025	VITASPRING BIOMEDICAL CO. LTD. By: /s/ Ssu-Chuan Lai Name: Ssu-Chuan Lai Title: Chairperson, Chief Executive Officer, and Chief Financial Officer

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